Exhibit 10.6

THIS UNSECURED CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES THAT MAY BE ACQUIRED PURSUANT TO THIS UNSECURED CONVERTIBLE PROMISSORY NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, HYPOTHECATED, OR OTHERWISE DISPOSED OF (COLLECTIVELY, A “TRANSFER”) UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO SAID ACT AND SUCH LAWS; OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE ACT AND SUCH LAWS AND THE RECIPIENT OF SUCH TRANSFER EXECUTES AN AGREEMENT WITH THE COMPANY (IN A FORM REASONABLY SATISFACTORY TO THE COMPANY) OBLIGATING IT TO ABIDE BY COMPARABLE RESTRICTIONS ON TRANSFER.

AMESITE INC.

UNSECURED convertible PROMISSORY NOTE

$______________	As of ________, 2020 (the “Issuance Date”)

FOR VALUE RECEIVED, Amesite Inc., a Delaware corporation (“Borrower” or the “Company”) promises to pay to _________________________ (“Lender”), or its registered assigns, in lawful money of the United States of America the principal sum of ____________ dollars ($______________.00), or such lesser amount as shall equal the outstanding principal amount (the “Principal Amount”) of this Unsecured Convertible Promissory Note, which is one of a duly authorized series of notes of the Company of like tenor and effect (except the variations necessary to express the name of payee, the date, and the principal amount of each Note), each dated on or after ___________, 2020 (each a “Note” and collectively the “Notes”). Borrower also promises to pay to Lender, or its registered assigns, in lawful money of the United States of America interest accrued on the unpaid Principal Amount in accordance with Section 2. Unless previously converted into Conversion Securities in accordance with the terms of Section 6, all Note Obligations (as defined below) shall be due and payable on the earlier of (i) the Maturity Date (as defined below) of this Note; or (ii) when, upon or after the occurrence of an Event of Default (as defined below), such amounts are declared due and payable by Lender or made automatically due and payable in accordance with the terms hereof. Borrower and Lender may be individually referred to herein as a “Party” or collectively as the “Parties”. On the date hereof, in exchange for the issuance of this Note, the Purchaser shall pay to the Company the Principal Amount in cash via wire transfer in accordance with the wire instructions attached hereto as Exhibit A.

1.	Definitions.

(a)	Preamble and Recitals: The terms defined above are incorporated herein.

(b)	Other Defined Terms: For purposes of this Note, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa):

i)	“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in the City of New York are permitted or obligated by applicable law to remain closed.

ii)	“Change of Control” means any of the following: (i) the sale or disposition of all or substantially all of the assets of Borrower to a third party; (ii) the acquisition by a third party of more than fifty percent (50%) of Borrower’s outstanding voting capital stock; or (iii) the merger or consolidation of Borrower with or into another entity unless the holders of Borrower’s voting capital stock immediately prior to such merger or consolidation hold at least fifty percent (50%) of the ownership of voting capital stock of the acquiring third party or the surviving entity in such merger or consolidation, as the case may be, immediately after the merger or consolidation. Notwithstanding the foregoing, (x) a Change of Control shall not be deemed to occur on account of a Qualified Equity Financing; and (y) any transaction or series of transactions principally for bona fide equity financing purposes shall not be deemed to be a Change of Control of Borrower. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur upon the merger of the Company with and into any of its wholly-owned subsidiaries.

iii)	“Closing Date” shall have the meaning set forth in Section 6(a).

iv)	“Common Stock” means the Company’s common stock, par value $0.0001 per share.

v)	“Conversion” shall have the meaning set forth in Section 6(b).

vi)	“Conversion Price” shall mean the lesser of (i) $2.00 per share, or (ii) 75% of the price paid per share (a) for Subsequent Round Securities by the cash investors in the Qualified Equity Financing (the “Discount Price”), or (b) set forth in the definitive agreement(s) approved by the Company and the Company’s stockholders in connection with such Change of Control; provided, however, in the event Subsequent Round Securities are sold at different prices, the Discount Price shall equal 75% of the weighted average sale price determined by dividing (x) the gross proceeds raised in the Qualified Equity Financing on or prior to the date that the Note Obligations are converted into Conversion Securities in accordance with the terms of Section 6; by (y) the total number of Subsequent Round Securities sold to raise such gross proceeds.

vii)	“Conversion Securities” shall mean the same securities issued in connection with either a Qualified Equity Financing or a Change of Control; provided, that in the event such securities are shares of preferred stock, the Conversion Securities shares shall:

(1)	have a per share liquidation preference amount equal to the Conversion Price;

(2)	rank pari passu with and have the same or substantially similar rights, preferences, privileges and restrictions as the Subsequent Round Securities;

(3)	vote as a class on all matters together with the Subsequent Round Securities; and

(4)	be convertible initially into shares of Common Stock at a 1:1 ratio (subject to any anti-dilution adjustments provided for the holders of the Subsequent Round Securities).

viii)	“Event of Default” shall have the meaning set forth in Section 4.

ix)	“Fractional Payment Amount” shall have the meaning set forth in Section 6(e).

x)	RESERVED.

xi)	“Maturity Date” means the date that is the one year anniversary of the Issuance Date.

xii)	“Maximum Rate” shall have the meaning set forth in Section 2.

xiii)	RESERVED.

xiv)	“Note Obligations” means, as of the date of measurement, the Company’s obligation to pay the aggregate sum of (i) the outstanding unpaid Principal Amount of this Note; (ii) all accrued and unpaid interest thereon; and (iii) any other amounts payable hereunder with respect to this Note.

xv)	“Qualified Equity Financing” means the offer and sale for cash by Borrower of any of its equity securities with the principal purpose of raising capital and that results in aggregate gross proceeds to Borrower of at least $1,000,000 (excluding any portion of the Principal Amount of any of the Notes that shall be converted into Borrower equity securities pursuant to Section 6 of this Note, or any other convertible debt issued by the Company that are exchanged for equity securities of the Company in such financing).

xvi)	“Requisite Holders” means the holders of a majority of the outstanding aggregate principal amount under the Notes.

xvii)	“Securities” shall have the meaning set forth in Section 7(c).

xviii)	“Securities Act” means the Securities Act of 1933, as amended.

xix)	“Subsequent Round Securities” means the equity securities sold in the Qualified Equity Financing.

2.	Interest. Interest on the outstanding portion of the Principal Amount shall accrue at a rate equal to the lesser of eight percent (8%) per annum and the maximum non-usurious interest rate permitted by applicable law (the “Maximum Rate”). Any overdue unpaid Principal Amount shall bear interest, before and after judgment, for each day that such amounts are overdue at a rate equal to the lesser of fifteen percent (15%) per annum and the Maximum Rate. All computations of interest shall be made on the basis of a 360-day year and 30-day month for the actual number of days occurring in the period for which such interest is payable.

3.	Prepayment. Subject to Section 11(d), the Principal Amount shall not be prepaid in whole or in part without the prior written consent of the Requisite Holders.

4.	Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)	Failure to Pay. Borrower shall fail to pay when due any principal or interest payment on the due date hereunder or any other amount payable hereunder when due, whether at maturity or otherwise, provided that the Company fails to pay such amounts within 30 days of receiving written notice from the Lender that such amounts are due and unpaid; or

(b)	Voluntary Bankruptcy or Insolvency Proceedings. Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) admit in writing its inability, to pay its debts generally as they mature; (iii) make a general assignment for the benefit of its or any of its creditors; (iv) be dissolved or liquidated; (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it

(c)	Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 30 days of commencement; or

(d)	Other Defaults. Borrower shall fail to pay any obligation in excess of $100,000, either individually or in the aggregate, when the same becomes due and payable and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument giving rise to such obligation or obligations; or

(e)	Agreements. Borrower shall fail to perform or observe in all material respects any of its covenants or agreements in this Note and such failure shall continue for ten (10) days after Borrower obtaining knowledge of such failure or receipt by Borrower from Lender of a written notice of such failure.

5.	Rights of Lender upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 4(b) or 4(c)) and at any time thereafter during the continuance of such Event of Default, the outstanding Note Obligations payable by Borrower hereunder shall become immediately due and payable upon election of the Requisite Holders without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. Upon the occurrence or existence of any Event of Default described in Sections 4(b) and 4(c), immediately and without notice, all outstanding Note Obligations payable by Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Lender may exercise any other right power or remedy granted to it by this Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

6.	Automatic Conversion.

(a)	Automatic Conversion Upon a Qualified Equity Financing. Subject to the terms and conditions of this Section 6, upon the closing of a Qualified Equity Financing (the date of such closing, the “Closing Date”), an amount equal to the Note Obligations outstanding on the Closing Date shall automatically convert simultaneously with the closing of the Qualified Equity Financing into a number of Conversion Securities equal to the quotient obtained by dividing (a) an amount equal to the Note Obligations outstanding on the Closing Date by (b) the Conversion Price (an “Equity Financing Conversion”), and the Lender shall be entitled to the benefit of such other terms and conditions that may be granted to any investor in such Qualified Equity Financing.

(b)	Automatic Conversion Upon a Change of Control. In the event that prior to a Qualified Equity Financing and prior to the Maturity Date, there is a Change of Control, an amount equal to the Note Obligations outstanding on the Closing Date shall automatically convert simultaneously with the Change in Control into a number of Conversion Securities equal to the quotient obtained by dividing (a) an amount equal to the Note Obligations outstanding on the date that the Change in Control occurs by (b) the Conversion Price (a “Change in Control Conversion”; and together with an Equity Financing Conversion, a “Conversion”). The Company shall provide each Note holder with at least five (5) days prior written notice of the anticipated closing of a Change of Control.

(c)	Surrender of Note. Promptly after any Conversion, but in no event more than five (5) Business Days thereafter, Lender shall deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to Borrower whereby the holder agrees to indemnify Borrower from any loss incurred by it in connection with this Note); provided, however, that upon Borrower’s issuance of all amounts and/or Conversion Securities required under Section 6(a), Section 6(b), and Section 6(e), as applicable, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this Section 6(c).

(d)	Reservation of Equity Securities. Borrower covenants that all Conversion Securities that shall be so issued shall be duly authorized, validly issued, fully paid, and non-assessable by Borrower, not subject to any preemptive rights, and free from any taxes, liens, and charges with respect to the issue thereof. Borrower shall take all such action as may be necessary to ensure that all such Conversion Securities may be so issued without violation of any applicable law or regulation.

(e)	Fractional Securities. No fractional Conversion Securities shall be issued upon conversion of this Note. In lieu of Borrower issuing any fractional Conversion Securities to Lender upon the conversion of this Note, Borrower shall pay to Lender an amount equal to the product obtained by multiplying the Conversion Price or Merger Conversion Price, as applicable, by the fraction of a Conversion Security not issued pursuant to the previous sentence (the “Fractional Payment Amount”).

7.	Representations and Warranties of Lender. Lender represents and warrants to Borrower upon the acquisition of the Note as follows:

(a)	Binding Obligation. This Note has been duly executed and delivered by Lender and is a valid and binding obligation of Lender, enforceable against Lender in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)	Experience. Lender is an “accredited investor” as that term is defined in Rule 501 under the Securities Act. Lender has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Borrower so that Lender is capable of evaluating the merits and risks of its investment in Borrower and has the capacity to protect Lender’s own interests.

(c)	Investment. Lender is acquiring the Note and, as applicable, the Conversion Securities issuable upon conversion of the Note (collectively, the “Securities”), not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Lender understands that the Note has not been, and that neither the Note nor the Conversion Securities will be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Lender’s representations as expressed herein and in response to Borrower’s inquiries, if any.

(d)	Rule 144. Lender acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Lender is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about Borrower, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sales being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of securities being sold during any three-month period not exceeding specified limitations.

(e)	No Public Market. Lender understands that no public market now exists for any of the securities issued by Borrower and that Borrower has made no assurances that a public market will ever exist for Borrower’s securities.

(f)	Access to Data. Lender acknowledges that Lender has received all the information Lender considers necessary or appropriate for deciding whether to acquire the Securities. Lender further represents that Lender has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

(g)	Brokers or Finders. Laidlaw & Company (UK) Ltd., a U.S.-registered broker-dealer (“Laidlaw”), will be paid by the Company a referral fee of ten percent (10%) of the aggregate gross Principal Amount of the Notes introduced by them. The Company will also pay certain expenses of Laidlaw in connection with the Notes, not to exceed two percent (2%), of the gross Principal Amount paid to the Company by Lenders. Laidlaw, and certain of its officers and affiliated persons, are also shareholders of Amesite and therefore may have potential conflicts of interest with Lenders.

(h)	Tax Advisors. Lender acknowledges that it has had the opportunity to review with Lender’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Note.

8.	Representations and Warranties of Borrower. Borrower represents and warrants to Lender that Borrower has full legal capacity, power and authority to execute and deliver this Note and to perform its obligations hereunder. This Note has been duly executed and delivered by Borrower and is a valid and binding obligation of Borrower, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. The execution and delivery by Borrower of this Note and the performance of its obligations hereunder will not violate, conflict with, result in a breach of, or constitute a default under the organizational documents of Borrower or any of its subsidiaries.

9.	Assignment. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned by either Party, whether by operation of law or otherwise, without the other Party’s prior written consent, and any purported attempt by a Party to assign this Note or any of the rights, interests or obligations hereunder in violation of this Section 9 shall be null and void.

10.	No Collateral. This Note is unsecured.

11.	Miscellaneous.

(a)	Notices. Any notice, request, instruction, or other communication to be given to any other Party shall be in writing. Any notice, request, instruction, or other document hereunder shall be deemed duly given if addressed to the intended recipient at the address provided from time to time.

(b)	Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Note.

(c)	Severability. If any provision of this Note shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(d)	Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then Maximum Rate, then that portion of the interest payment representing an amount in excess of the then Maximum Rate shall be deemed a payment of principal and, notwithstanding Section 3, be applied against the principal of this Note.

(e)	Waivers. Borrower hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(f)	Costs. Each of the Parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants or others engaged by such Party) in connection with this Note and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(g)	No Drafting Presumption. The language used in this Note shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(h)	Reservation of Rights. No failure on the part of Lender to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by Lender preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of Lender.

(i)	CHOICE OF LAW. THIS NOTE AND ALL ACTIONS, CAUSES OF ACTION OR CLAIMS OF ANY KIND (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS NOTE, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION NEW YORK LAWS RELATING TO APPLICABLE STATUTES OF LIMITATION AND BURDENS OF PROOF, AVAILABLE REMEDIES AND APPLICABLE EVIDENTIARY PRIVILEGES.

(j)	WAIVER OF JURY TRIAL. THE PARTIES HERETO AGREE THAT ANY SUIT, ACTION, OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT OR INSTITUTED BY EITHER A PARTY HERETO OR ANY SUCCESSOR OR ASSIGN ON OR WITH RESPECT TO, ARISING IN CONNECTION WITH, OR RELATED TO THIS NOTE SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. THE PARTIES HERETO HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THIS SECTION 11(j) IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE.

(k)	INTEGRATION. THIS NOTE REPRESENTS THE FINAL AGREEMENT OF THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(l)	Amendments and Waivers. Any term of this Note may be amended, modified (including, without limitation, any extension of the Maturity Date, to change the Conversion Price or to cause the Notes to be prepayable) or waived upon the written consent of the Company and the Requisite Holders; provided however, that, any such amendment or waiver must apply to all outstanding Notes. No such waiver or consent in any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides. The Company shall promptly notify all Note holders of any such change or amendment.

(m)	Counterparts. This Note be manually or electronically executed in one or more counterparts (delivery of which may occur via facsimile or electronic transmission, including as an attachment to an electronic mail message in “pdf” or similar format), each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

[Signature Page Follows.]

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first written above.

AMESITE INC.

By:
Name:	Ann Marie Sastry, Ph.D.
Title:	Chief Executive Officer

ACCEPTED AND AGREED:
Lender:

By:
Name:
Title:

Address:

Email:

EXHIBIT A

Wire Instructions

Bank:

Account Name:	Amesite Inc.

205 East Washington Street

Suite B

Ann Arbor, MI 48104

Routing Number:

Account Number: